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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): August 15, 2000



                         Commission File Number: 0-18942

                          ILM II SENIOR LIVING, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
---------------------------                             ------------------------
 (State of organization)                                    (I.R.S. Employer
                                                           Identification No.)


1750 Tysons Boulevard, Suite 1200, Tysons Corner, Virginia           22102
----------------------------------------------------------    ------------------
(Address of principal executive office)                            (Zip Code)


                (888) 257-3550
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(Registrant's telephone number, including area code)




                               (Page 1 of 4 pages)
                         Exhibit Index Appears on Page 4


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On August 15, 2000, ILM II Senior Living, Inc. (the "Company") caused ILM II Holding, Inc., its subsidiary ("Holding II") to sell to Capital Senior Living Corporation ("Capital") all of its right and title in and to its 75% co-tenancy interest in its senior living facility located in Santa Barbara, California. In consideration for the sale, Capital paid Holding II a cash payment of approximately $10 million and assumed all of the transaction costs incurred to date by the Company in connection with the previously announced proposed merger contemplated by the Amended and Restated Agreement and Plan of Merger dated October 19, 1999, as amended on April 18, 2000, by and among the Company, Capital and Capital's wholly owned acquisition subsidiary (the "Merger Agreement"). The remaining 25% co-tenancy interest in the Santa Barbara facility was formerly owned by ILM Holding, Inc., a subsidiary of ILM Senior Living, Inc. ("ILM I") and was transferred to Capital at the time the merger between ILM I and Capital was consummated.

      The Company determined to sell its interest in the Santa Barbara facility because of the following factors: Capital had publicly announced that it did not receive and was not at that time in possession of sufficient loan proceeds with which to consummate the previously announced proposed merger; the Company's Board of Directors believed that the purchase price was fair, from a financial point of view; and, the Merger Agreement provides that if the proposed merger is not consummated by September 30, 2000, it may be terminated by either the Company or Capital and that if Capital has consummated its proposed merger with ILM I (which it has), at the time of the termination, the Company would be contractually obligated to sell to Capital its 75% interest in the Santa Barbara facility.

      In connection with the proposed merger, Capital has recently announced that it is in the process of seeking alternative financing resources. At this time, there is no certainty as to whether Capital will be able to obtain alternative financing, or if so obtained, whether it will be sufficient to consummate the proposed merger. Similarly, there can be no assurance as to whether the merger will be consummated or, if consummated, as to the timing thereof.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Not Applicable

      (b) Pro-Forma financial statements required by this Item will be filed within 60 days after the date that this initial report on Form 8-K must be filed.

      (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

          99.1  Press Release of ILM II Senior Living, Inc. dated
                August 30, 2000.



                              (Page 2 of 4 pages)


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ILM II SENIOR LIVING, INC.


                                    By: /s/J. William Sharman, Jr.
                                        --------------------------
                                           J. William Sharman, Jr.
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer



Dated:  August 30, 2000








                              (Page 3 of 4 pages)

                                  EXHIBIT INDEX

                                                                   Page No.
99.1  Press Release of ILM II Senior Living, Inc.                     5
      dated August 30, 2000.





                              (Page 4 of 4 pages)